SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2004

PURCHASESOFT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-11791	13-2897997
(Commission File Number)	(IRS Employer Identification No.)

2091 Business Center Drive, Suite 100, Irvine, CA 92612

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(949) 263-0337

7514 Girard Avenue, Suite 1440, La Jolla, CA 92037

(Former name or former address)

In this current report references to “PurchaseSoft” “we,” “us,” and “our” refer to PurchaseSoft, Inc.

FORWARD LOOKING STATEMENTS

This current report contains certain forward-looking statements and any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within PurchaseSoft’s control.  These factors include, but are not limited to, economic conditions generally and in the markets in which PurchaseSoft may participate, competition within PurchaseSoft’s markets and failure by PurchaseSoft to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

Acquisition of Computer Information Enterprises, Inc.

General

On February 16, 2004, Purchasesoft and CIE successfully closed all agreements mutually entered into on January 23, 2004, including an Asset Purchase Agreement (“Purchase Agreement”) with Computer Information Enterprises, Inc. (“CIE”), a California corporation.  Pursuant to the Purchase Agreement, PurchaseSoft agreed to purchase, subject to the terms and conditions of the Purchase Agreement, certain assets used by CIE in its software business (the “Software Business”).   In addition to the purchase of assets from CIE, PurchaseSoft entered into a “License Agreement” with CIE whereby PurchaseSoft will have the exclusive, worldwide license to commercialize certain intellectual property owned by CIE, which is used in the Software Business. The closing of the Purchase Agreement was subject to several conditions, including but not limited to, approval by CIE’s stockholders.

Description of Business

We have agreed to purchase assets and licensing technologies from CIE that will allow us to operate the Software Business.   We intend, through our operations of the Software Business, to develop and market products that provide businesses with document imaging solutions that are integrated with a customer’s Solomon or Great Plains ERP software.

CIE’s primary products, ImageLink and AP-Distar are fully developed and both were introduced for sale by CIE to the market within the past two years.  The products are sold on a direct basis and through a reseller network primarily in the US.  The Company operates from leased facilities in Irvine, California and has seven employees.  It will operate as a division of PurchaseSoft.

General Terms of the Purchase Agreement

The Purchase Agreement provides that PurchaseSoft will acquire from CIE, the assets relating to the Software Business for the following considerations:  (i) the issuance of approximately 1,000,000 shares of our common stock to CIE; and (ii) the assumption of certain liabilities relating to the Software Business and the assets purchased.  The closing of the purchase was subject to several conditions including the approval of the transaction by the stockholders of CIE.

The acquisition agreement contains customary representations and warranties relating to each company’s corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing.  Each company provided corporate documentation to the other for due diligence purposes.  Also, CIE agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction.

Currently seven employees of CIE are employed in the Software Business.  One of these employees will retain employment with CIE and we have offered the remaining employees employment in our operation of the Software Business. Two employees were granted warrants to purchase 70,000 and 10,000 shares of Purchasesoft stock at a price of .001 per share.

A copy of the Purchase Agreement is attached hereto as an exhibit.

License Agreement

In addition to the assets we are purchasing from CIE, we are also licensing certain “Intellectual Property” from CIE.  The Intellectual Property we are licensing includes any and all patents, patent registrations, patent applications, data rights, utility models, business processes, trademarks, trade secrets, know how, trade names, registered or unregistered designs, mask works, copyrights, moral rights and any other form of proprietary protection afforded by law to intellectual property, or any applications therefore, which arises or is enforceable under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime which relate to the Software Business.

The License Agreement, which is effective the date of closing of Purchase Agreement, requires us to pay a royalty of 10% of gross revenues (as defined in the License Agreement) for product sales transactions.  The License Agreement grants us the worldwide, exclusive license to use the Intellectual Property to manufacture, market, sublicense or otherwise commercialize products using the technology included in the Intellectual Property.  The License Agreement provides for minimum annual royalties $30,000 per year.

The royalties agreed to in the License Agreement are to be paid until the earlier of the date on which we have paid CIE an aggregate of One Million Dollars ($1,000,000) or the fifth anniversary of effective date of the License Agreement. (“Total Royalty”).  If we pay CIE the Total Royalty, CIE is required to assign and transfer to us all of CIE’s rights, title and interests in and to the Intellectual Property for no additional consideration.

If we fail to pay the required minimum royalties are otherwise breach the License Agreement, CIE may terminate the license.

Consideration for the Acquisition

The consideration we are to pay CIE pursuant to the Purchase Agreement was negotiated at “arms length” and our management relied on representations made by CIE’s management and other documents and information provided to us.  Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the assets.  These factors included the relative value of the assets, the present and past operations of the Software Business, the future potential of the Software Business, the continued employment of employees of the Software Business, and the potential benefit of the transaction to the stockholders of PurchaseSoft.

Our board of directors determined that the terms of the Purchase Agreement and License Agreement are reasonable based upon the above factors.  Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction.  Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement and License Agreement are fair from a financial point of view.

Interests of Certain Persons

Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between PurchaseSoft or any of our directors, executive officers or their affiliates, on the one hand, and CIE or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

Private Placement & Bridge Loan Financing

In order to complete the acquisition described above Company raised capital in the form of bridge loans and a private placement of common stock.  The Company will also be required to issue warrants for its common shares in order to compensate individual investors and certain employees for assisting the Company in its development.

Management received the authorization of the Board to borrow $325,000 in the form of bridge loans with a term of up to six months, at an interest rate of 6% per annum with the Company issuing warrants for up to 2,895,000 shares at a price per share of $.01to $.0001 each.  The use of proceeds is for the acquisition, acquisition expenses and working capital.

Management also received authorization for a private placement of Company stock to raise up to $800,000.  The Company has identified several accredited investors, including the Company’s President, Steve Flagg and the Company’s Vice President, International Werner Loechle.  The Offering was required for and contingent on the completion of the CIE and Netshare acquisitions.  The offering is for up to 40,000,000 shares at $0.02 per share.  The offering will terminate no later than March 31, 2004.

Effective with this acquisition we have relocated our corporate headquarters to 2091 Business Center Drive, Suite 100, Irvine, CA 92612.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                   Financial Statements:  N/A

(b)                  Proforma Financial Statements:  N/A

(c)                   Exhibits.

Exhibit No.	Title

2.1	Asset Purchase Agreement CIE
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURCHASESOFT, INC.

/s/ Kevin A. Yanoscik
Signature

Name:

Kevin A. Yanoscik

Title:	Chief Financial Officer

Dated: February 16, 2004